September 28, 2000


U.S. Wireless Data, Inc.
750 Lexington Avenue, 20th Floor
New York, New York  10022-1200

Ladies and Gentlemen:


We are counsel to U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), and in such capacity have examined the Company's Registration Statement on Form S-8 (the "Registration Statement"), being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offering of a maximum of shares 7,393,653 (the "Shares") of the Company's Common Stock, to be issued pursuant to the exercise of non-qualified stock options issued to: Rod L. Stambaugh (449,940 shares underlying option issued as of May 13, 1999); Robert E. Robichaud (218,713 shares underlying option issued as of May 13, 1999; Charles Leone (350,000 shares underlying option issued as of February 12, 2000); Barry A. Kaplan (250,000 shares underlying option issued as of March 29, 2000); Edwin M. Cooperman (250,000 shares underlying option issued as of March 29, 2000); Michael S. Falk (250,000 shares underlying option issued as of March 29, 2000); Amy L. Newmark (250,000 shares underlying option issued as of March 29, 2000) and Dean M. Leavitt (5,375,000 shares underlying warrants issued as of May 3, 1999) (collectively the "Shares"). We are familiar with the proceedings undertaken by the Company in connection with the authorization, reservation and registration of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor as contemplated by the various agreements referenced above, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement.


Very truly yours,

IRELAND, STAPLETON, PRYOR & PASCOE, P.C.


By:  /s/ John G. Lewis
    John G. Lewis, Vice President